UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2014
____________________
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Fourth Amendment to Uncommitted Revolving Line of Credit Agreement
On September 24, 2014, Heartland Payment Systems, Inc. (the “Company”) and certain of the Company's subsidiaries, as guarantors, entered into the fourth amendment to the Uncommitted Revolving Line of Credit Agreement (the “Sponsor Facility Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as lender and as sponsor bank dated July 20, 2012. The Amendment amends the definition of Termination Date from November 1, 2014 to November 1, 2015 and makes certain other technical and conforming amendments to facilitate the foregoing.
The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Fourth Amendment to Uncommitted Revolving Line of Credit Agreement (this “Amendment”), dated as of September 24, 2014, is by and among Heartland Payment Systems, Inc., a Delaware corporation (the “Customer”), the Guarantors party hereto, and Wells Fargo Bank, National Association, in its capacity as lender (in such capacity, “Lender”) and as sponsor bank (in such capacity, “Sponsor Bank”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heartland Payment Systems, Inc.

Dated: September 29, 2014	By:	/s/ Charles H. N. Kallenbach
		Name:	Charles H. N. Kallenbach
		Title:	Chief Legal Officer